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                                                                    Exhibit 99.1


(COLLINS & AIKMAN LOGO)                                          NEWS RELEASE
--------------------------------------------------------------------------------
April 2, 2007


FOR IMMEDIATE RELEASE
April 2, 2006

 COLLINS & AIKMAN SIGNS AGREEMENTS TO SELL SIGNIFICANT PORTION OF ITS PLASTICS
                         BUSINESS TO CADENCE INNOVATION


SOUTHFIELD, MICH. -- Collins & Aikman Corporation (CKCRQ) announced today that it had signed an asset purchase agreement (Agreement) with Cadence Innovation LLC for the sale of a significant portion of the Company's North American Plastics Business. The Company will file a motion seeking approval of the Agreement subject to higher or better offers through a bankruptcy court-monitored auction process. At that time, details of the Agreement will be made available. The Company expects a hearing on its motion in mid-April 2007 and a hearing to approve the results of the auction in May 2007.


"Moving this transaction forward is particularly noteworthy as we work towards our exit from bankruptcy," said John Boken, Collins & Aikman's Chief Restructuring Officer. "We look forward to closing this transaction and finalizing a number of other important transactions in the coming weeks and months in connection with our efforts to preserve as many jobs as possible for our employees and to maximize recoveries for our creditors."



The portion of the Interiors Plastics business covered in the Agreement includes nine facilities in the United States, Canada and Mexico, employs approximately 3,500 people and produces products for the North American domestic automakers. Under the terms of the Agreement, consummation of the sale is subject to several conditions and termination rights of the parties.



The Company remains committed to providing updates to all interested parties on these matters and other significant sales transactions when appropriate and as they become available.



                                    * * * * *

Collins & Aikman Corporation is a leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, plastic-based trim, and convertible top systems. The Company is headquartered in Southfield, Michigan. Additional information about Collins & Aikman, the Plan of Reorganization, the Disclosure Statement, and any exhibits, when filed, will be available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing statements regarding asset purchase agreement and the sale transaction constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary," "potential" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. Additionally, the letter of intent identified in this press release is nonbinding and subject to numerous conditions such as completion of due diligence and negotiation of a definitive agreement.


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Various factors that may affect actual outcomes and performance and results include, but are not limited to, the parties' ability to satisfy all of the conditions to consummation of the sale, including, satisfaction of due diligence, negotiation of agreements with customers and unions and shareholder approvals; our ability to obtain bankruptcy court approval of the agreement; general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

On May 17, 2005, Collins & Aikman Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Michigan. Collins & Aikman's affiliates outside the United States were not included in the Chapter 11 filing.



CONTACT:
DAVID A. YOUNGMAN
VICE PRESIDENT COMMUNICATIONS
(248) 728-4600
DAVID.YOUNGMAN@COLAIK.COM